EXHIBIT 99.1

Corporate Headquarters                                         February 22, 2005
One Fashion Way
Baldwyn, MS 38824

Released by:  Ellen Kennedy
              (662) 365-6109

                         HANCOCK FABRICS REPORTS RESULTS
                       OF 2004's 4th QUARTER AND FULL YEAR

Hancock Fabrics, Inc. (NYSE symbol: HKF), today announced unaudited results of 2004's fourth quarter and full year.

Sales in the 13 weeks ended January 30, 2005 were $121.9 million, a 4.1% decrease from $127.2 million in the fourth quarter of 2003. Net earnings were $2.6 million, or $.14 per diluted share, compared with $7.6 million, or $.41 per diluted share, a year ago. The fourth quarter of 2004 included a charge of $1.5 million for expenses related to the required accelerated recognition of future retirement benefits. On an after-tax basis, net earnings and earnings per share would have been $3.6 million and $.19 per share, respectively, without the charge. In addition, an increase in the government's Producer Price Index that the Company uses to measure inflation in inventories resulted in a LIFO charge of $385,000 in the fourth quarter this year versus a credit of $875,000 last year. Although having no cash impact, the LIFO charge caused a negative swing in the after-tax earnings comparison of $.05 per share.

In the 52 weeks, sales were $426.7 million, a 3.8% decrease from $443.6 million in 2003. Net earnings were $1.8 million, or $.09 per diluted share, compared with $17.4 million, or $.94 per diluted share, in the prior year. The aforementioned retirement-related expenses and full-year LIFO charge had a negative impact of $.14 per share on the earnings comparison between years.

In commenting on the results, Jane F. Aggers, Chief Executive Officer, stated, "Granted, 2004 was a disappointing year from an earnings standpoint. However, it was a remarkable year of achievements in which the two most significant infrastructure improvements in the Company's history were completed by our valued associates. The transition to the new distribution center and corporate offices, together with the implementation of point-of-sale systems in our stores, represented the culmination of efforts by a lot of people to improve the position of Hancock Fabrics for the future. However, not surprisingly, both initiatives carried costs in terms of disruptions in the flow of merchandise and distractions to the entire Company."

Hancock Fabrics, Inc.                                          Page 2
Press Release                                                  February 22, 2005


"Sales in comparable stores were down 4.7% in the fourth quarter and 4.2% for the year, with most of the decline being caused by a lower average ticket, as customer traffic did not vary significantly between years. The lower average ticket was attributable to several factors, including a decrease in home decorating sales, some deflation in apparel category price points and out-of-stocks in several key merchandise areas throughout the year. Gross margins were pressured all year by markdowns needed to clear seasonal goods, promotional efforts to stimulate sales and the exit from certain underperforming categories," Aggers said.

"SG&A expenses were well controlled in 2004, increasing less than 1% before the effect of the retirement-related expenses. In fact, in the last three quarters of the year, SG&A expenses were down almost $1 million compared to the same period of 2003, even with the normal inflationary pressures on every type of expense," Aggers continued.

"The balance sheet continues to be in good condition, with $31 million in debt, or 19% of total capitalization. Inventory in comparable stores was down 1% and warehouse inventory was down 4% in relation to the prior year end, with the slight overall increase in inventories being due to the net addition of 14 stores in 2004," Aggers said.

"In the few weeks that I have been with the Company, I am very impressed with the talent, expertise and commitment of the Hancock Fabrics organization, both in the stores and in the Baldwyn, MS facilities. With the two major accomplishments completed in 2004, we can now focus on our customers and stores, giving them what they want and need. The short-term priority will be on operating improvement opportunities within the four walls of existing stores. Our long-term vision is to grow the Company to the benefit of all of our stakeholders, including investors, associates and suppliers, through the improvement of our overall performance on both the top and bottom lines," Aggers concluded.

Hancock Fabrics, Inc. is a specialty retailer of fabric and related home sewing and decorating accessories. The Company currently operates 447 retail fabric stores in 42 states and operates an internet store under the domain name, www.hancockfabrics.com.

Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from projections. These risks and uncertainties include, but are not limited to, general economic trends, changes in consumer demand or purchase patterns, delays or interruptions in the flow of merchandise between the Company's suppliers and/or its distribution center and its stores, a disruption in the Company's data processing services, costs and delays in acquiring or developing new store sites, and other contingencies discussed in the Company's Securities and Exchange Commission filings. Hancock undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

Hancock Fabrics,Inc.                                           Page 3
Press Release                                                  February 22, 2005


                                COMPARATIVE FINANCIAL SUMMARY (unaudited)
                               (in thousands, except for per share amounts)

                             13 Weeks             13 Weeks            52 Weeks             52 Weeks
                         January 30, 2005     February 1, 2004    January 30, 2005     February 1, 2004
                       -------------------  -------------------  ------------------  --------------------

Sales                  $           121,921  $           127,167  $          426,691  $           443,605

Cost of Goods Sold
  After LIFO Effect                 61,373               60,507             217,570              215,012
                       -------------------  -------------------  ------------------  --------------------

  Gross Profit                      60,548               66,660             209,121              228,593
                       -------------------  -------------------  ------------------  --------------------

Expenses:
  Selling, G&A                      53,706               53,058             197,637              194,444
  Dep'n/Amort                        2,361                1,630               7,796                6,275
                       -------------------  -------------------  ------------------  --------------------
                                    56,067               54,688             205,433              200,719
                       -------------------  -------------------  ------------------  --------------------

Operating Income                     4,481               11,972               3,688               27,874

Interest Expense                       361                  107               1,000                  570
Interest Income                        (35)                 (12)                (73)                 (55)
                       -------------------  -------------------  ------------------  --------------------

Earnings Before
  Income Taxes                       4,155               11,877               2,761               27,359


Income Taxes                         1,508                4,311               1,003                9,931
                       -------------------  -------------------  ------------------  --------------------

Net Earnings           $             2,647  $             7,566  $            1,758  $            17,428
                       ===================  ===================  ==================  ====================

Earnings Per Share*

    Basic              $              0.14  $              0.43  $             0.10  $              0.99
                       ===================  ===================  ==================  ====================

    Diluted            $              0.14  $              0.41  $             0.09  $              0.94
                       ===================  ===================  ==================  ====================


Average Shares
  Outstanding (000's)

    Basic                           18,298               17,730              18,187               17,677

    Diluted                         18,635               18,588              18,612               18,599

LIFO Charge (Credit)
  Included in
  Cost of Goods Sold   $               385  $              (875) $              935  $            (1,375)

* Per share amounts are based on the average shares outstanding during each quarter and may not add to the year-to-date amount.

Hancock Fabrics, Inc.                                          Page 4
Press Release                                                  February 22, 2005


                            CONSOLIDATED BALANCE SHEET (unaudited)
                                       (in thousands)


                                                            January 30,      February 1,
                                                               2005             2004
                                                         ----------------  -----------------
ASSETS
Current assets:
    Cash and cash equivalents                            $          3,794  $        4,080
    Inventories                                                   155,857         154,984
    Other current assets                                            2,985           3,270
                                                         ----------------  -----------------

       Total current assets                                       162,636         162,334

Property and equipment, at depreciated cost                        70,420          57,142
Pension payment in excess of required
  contribution                                                     13,961          15,936
Other noncurrent assets                                            11,667          14,011
                                                         ----------------  -----------------

                                                         $        258,684  $      249,423
                                                         ================  =================


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable and accrued liabilities             $         61,840  $       65,278
    Income taxes                                                    4,655          10,412
                                                         ----------------  -----------------

       Total current liabilities                                   66,495          75,690

Long-term debt obligations                                         31,000          10,000
Postretirement benefits other than pensions                        22,661          22,368
Other noncurrent liabilities                                        9,962           9,785
Shareholders' equity                                              128,566         131,580
                                                         ----------------  -----------------

                                                         $        258,684  $      249,423
                                                         ================  =================


Released at 4:00 P. M.
Tupelo, MS